SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 20, 2007

WORLD TROPHY OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-128532	20-2190950
(Commission file number)	(IRS employer identification no.)

4245 Production Court, Las Vegas, Nevada	89115
(Address of principal executive offices)	(Zip code)

(801) 635-5576

(Registrant’s telephone number, including area code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 20, 2007, the Company purchased four Dall sheep hunts from Arctic Red River Outfitters (“ARRO”). The hunts are for August 5, 2008 and the purchase price was $13,500 per hunt. This fee includes flights from ARRO’s base camp in and out of the hunting area, food, and guides. The Company anticipates acquiring additional hunts from ARRO in 2009 and 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2007	WORLD TROPHY OUTFITTERS, INC. By: /s/ Don Peay Don Peay President